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Exhibit 23.1

Consent of PricewaterhouseCoopers LLP

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Bancorp of our report dated January 15, 2002 relating to the consolidated financial statements of U.S. Bancorp and its subsidiaries, which appears in the Annual Report on Form 10-K of U.S. Bancorp filed for the year ended December 31, 2001, and our report dated June 28, 2002 included in the Annual Report on Form 11-K of the U.S. Bancorp 401(k) Savings Plan for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
October 18, 2002

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  Exhibit 23.1
Consent of PricewaterhouseCoopers LLP